SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) SEPTEMBER 17, 1997

                          PACKAGING PLUS SERVICES, INC.
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


 NEVADA                        0-18094               11-2781803
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(STATE OR OTHER               (COMMISSION           (IRS EMPLOYER
JURISDICTION OF                FILE NUMBER)       IDENTIFICATION NO.)
FORMATION)



20 SOUTH TERMINAL DRIVE, PLAINVIEW, NEW YORK  11803
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                        (ZIP CODE)



REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (516) 349-1300


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          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


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Item 2.     ACQUISITION AND DISPOSITION OF ASSETS.
            --------------------------------------

                 On September 17, 1997 (the "Closing Date"), the Registrant
            consummated a purchase of all of the outstanding capital stock of each of Leone, Inc. ("Leone"), a California corporation, and Etc. Etc. Color and Copy Centers, Inc. ("Color Copy"), a California corporation (Leone and Color Copy are herein collectively referred to as the "Companies"), pursuant to that certain Stock Purchase Agreement (the "Stock Purchase Agreement") dated as of September 1, 1997, by and between the Registrant and Nick DeLeone (the sole shareholder of each of Leone and Color Copy). In consideration for all of the outstanding capital stock of the Companies, the Registrant (i) issued to Mr. DeLeone 330,000 unregistered shares (the "Shares") of the Registrant's common stock at a price of $1.00 per share, resulting in gross proceeds to the Registrant of $330,000, (ii) $24,000 in cash, and (iii) agreed to make available to Mr. DeLeone up to $75,000 to be used exclusively for the operations of the Companies, $50,000 of which was paid to Mr. DeLeone on the Closing Date, and $25,000 of which shall be made available to Mr. DeLeone at the Registrant's discretion. In addition, in connection with the acquisition of the Companies, the Registrant assumed $147,000 of debt of the Companies, $50,000 of which was paid off by the Registrant on the Closing Date. The Shares, which are "restricted" securities, as that term is defined by Rule 144 of the Securities Act of 1933, as amended (the "Act"), are to be issued to Mr. DeLeone in four (4) equal installments commencing with the first payment on the Closing Date, and the remaining three equal payments to be made four, eight and twelve months after the Closing Date, respectively.

                 The purchase price for the Companies is subject to adjustment subsequent to the Closing Date. In the event that the combined gross revenues generated by the Companies for the first twelve (12) months after the Closing Date (the "Period") are less than $800,000, for each $50,000 increment less than $800,000 in gross revenues, Mr. DeLeone will immediately return ten percent (10%) of the Shares to the Registrant. Furthermore, in the event that the combined gross sales of the Companies equal at least $900,000 for the Period, and the Companies have combined pre-tax earnings of $150,000 or more for the Period, Mr. DeLeone shall receive a bonus of $60,000, payable in shares of the Registrant's common stock, based on the average closing bid price of the Registrant's common stock for the last five
            (5) trading days of the Period.


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                 Mr. DeLeone will continue to serve as President and Chief
            Executive Officer of the Companies for at least five (5) years, unless terminated for cause, and will be paid a salary of $50,000 per annum. In addition, Mr. DeLeone shall serve as the President and Chief Executive Officer of the Association of Packaging and Carriers, Inc. ("APAC"), a subsidiary of the Registrant, for at least five (5) years, unless terminated for cause, and will be paid a salary of $75,000 per annum, plus the lesser of (i) 2% of the gross revenues of APAC, or (ii) 15% of the pre-tax income of APAC. In the event that Mr. DeLeone terminates his employment with either the Companies or APAC for cause attributable to the Registrant's material breach of the Stock Purchase Agreement or the Registrant's gross misconduct, and such breach or misconduct is not cured within thirty (30) days, then Mr. DeLeone, in addition to his salary that is accrued up to the date of such termination, shall be entitled to a cash severance payment of $62,500.

                 The Registrant has the right during the twelve (12) month
            period from the Closing Date to repurchase 50% of the Shares at a price per share equal to 110% of the original purchase price per share.

                 The Companies are single source retailers specializing in
            business services, including without limitation, providing office supplies, business imaging, document output and copy services.

                 The disclosure contained herein is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which is annexed hereto as Exhibit A.

Item 7.     FINANCIAL STATEMENTS AND EXHIBITS.
            ----------------------------------

            (a)  Financial Statements.

                 As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the financial statements required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after the date hereof.

            (b)  Pro Forma Financial Information.

                 As of the date of this Current Report on Form 8-K, it is
            impracticable for the Registrant to provide the pro forma financial information required by this Item



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            7(b). In accordance with Item 7(b) of Form 8-K, such financial information shall be filed by amendment to this Form 8-K no later than 60 days after the date hereof.

            (c) Exhibits                                    EXHIBIT
                                                            -------
            Stock Purchase Agreement                        Exhibit A

            Press Release dated April 30, 1997              Exhibit B







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                                   SIGNATURES
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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.


                                          PACKAGING PLUS SERVICES, INC.



                                   By:    /S/ RICHARD ALTOMARE
                                          Richard Altomare, Chief
                                              Executive Officer


Dated:   October 2, 1997












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